SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): August 16, 2000



                             INTERNET HOLDINGS, INC.
               (Exact Name of Company as Specified in its Charter)


UTAH                             0-26886                          13-3758042
(State or Other                  (Commission                      (Employer
Jurisdiction)                    File Number)                     Identification
                                                                  Number)


            16 Curzon Street, Mayfair, London, United Kingdom W1Y 7FF
                    (Address of Principal Executive Offices)



      Company's Telephone Number, Including Area Code: 011 44 207 409 1600

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ITEM 5.  OTHER EVENTS.

     On August 16, 2000, the board of directors of Internet Holdings, Inc. (the "Company") appointed Charles Schwab, Jr. as a Director of the Company, effective immediately.

     Charles Schwab, Jr. is a manager and member of Kensington Value Fund LLC, a private family financed investment vehicle ("KVF"). KVF focuses on financing visionary entrepreneurs developing innovative ideas. KVF's Investments include all aspects of the electronic economy and technology. KVF has over 20 companies invested in its portfolio. Mr. Schwab has been managing capital for over 10 years for both domestic and international clients. He spent over four years from 1990 through 1994 with Banque Paribas in their London and New York office managing the Banks proprietary capital. KVF began operations in late 1994. Mr. Schwab earned a BA in economics and history from Northwestern University and an MBA in accounting and finance from the University of Chicago Graduate School of Business. He currently serves on several Boards, including Integration Associates, which designs custom analog ASIC solutions, and cMore Medical Solutions, a software developer of medical procedures.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INTERNET HOLDINGS, INC.

August 17, 2000                             By: /s/ Jason Forsyth
                                                --------------------------------
                                                    Jason Forsyth,
                                                    Chief Financial Officer


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